EXHIBIT 99.1

Applied Industrial Technologies Reports Fiscal 2019 Third Quarter Results
•Net Sales of $885.4 Million Up 7.0% YoY; Up 2.3% on an Organic Daily Basis
•EPS of $0.42; Non-GAAP Adjusted EPS of $1.16 Up 9.4% YoY
•EBITDA of $82.3 Million, 9.3% of Sales; Up 57 Bps YoY
•Results Include a $3.6 Million Non-cash LIFO Charge ($0.07 Per Share or 41 Bps)
•Mid-point of Full Year Adjusted EPS Guidance Reaffirmed, Range Tightened

CLEVELAND, OHIO (April 26, 2019) - Applied Industrial Technologies (NYSE: AIT) today reported third quarter fiscal 2019 sales and earnings for the three months ended March 31, 2019.

Net sales increased 7.0% to $885.4 million from $827.7 million in the prior year. The overall sales increase for the quarter includes 6.2% from acquisitions, partially offset by a negative 0.7% from foreign currency and a negative 0.8% selling day impact. Excluding these factors, sales increased 2.3% on an organic daily basis. Net income was $16.5 million, or $0.42 per share, compared to $36.6 million, or $0.93 per share, in the prior year. Results include a non-cash intangible impairment charge of $31.6 million pre-tax, or a $0.70 per share impact including a related tax valuation allowance, as well as restructuring costs of $2.3 million pre-tax, or $0.04 per share. Excluding these items, non-GAAP adjusted EPS was $1.16 and up 9.4% from the prior year on a comparable basis. Adjusted results include a pre-tax $3.6 million non-cash LIFO charge, compared to $2.7 million in our second quarter fiscal 2019 and $0.3 million in the prior year quarter.

For the nine months ended March 31, 2019, sales were $2.59 billion, an increase of 19.1% compared with $2.18 billion in the same period last year, or 4.0% on an organic daily basis. EPS was $2.66 on a reported basis, or $3.39 per share on a non-GAAP adjusted basis and up 25.1% from the prior year.

Commenting on the results, Applied’s President & Chief Executive Officer Neil A. Schrimsher said, “Our performance this quarter was driven by solid growth in our core Service Center segment, gross margin execution, and ongoing SD&A cost initiatives. As discussed last quarter, softness in technology end markets and tougher comparisons are impacting reported growth in our fluid power businesses in the interim, while ongoing inflation drove a more pronounced LIFO charge. Apart from these near-term variances, we believe the industrial cycle remains firm highlighted by above normal sequential growth in our Service Center segment and encouraging order/backlog momentum exiting the quarter in our Fluid Power & Flow Control segment.”

Mr. Schrimsher added, “Reported results in the quarter were impacted by a non-cash intangible impairment charge and related restructuring costs in our Canadian upstream oil & gas operations, reflecting continued softness within Western Canada markets. We continue to take appropriate business and cost actions in Western Canada, and remain encouraged by positive momentum within our U.S. oil & gas end markets where our scaling position in key basins is contributing nicely to our multi-faceted growth.”

Outlook
Mr. Schrimsher concluded, “With our performance running largely in line with our prior outlook, we are maintaining the mid-point of our guidance, but tightening the range as we near year end. Our updated full-year outlook now calls for non-GAAP adjusted EPS between $4.50 and $4.60 per share, on sales growth of 14% to 15%, or 3% to 4% on an organic daily basis. Our prior segment sales expectations remain on track, while ongoing execution of internal growth and margin initiatives combined with our position in technically-

critical bearings & power transmission, fluid power, and flow control markets provides positive momentum ahead of fiscal 2020.”

Dividend
Today the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.31 per common share, payable on May 31, 2019, to shareholders of record on May 15, 2019.

Share Repurchases
During the quarter, the Company purchased 192,082 shares of its common stock in open market transactions for $11.2 million. At March 31, 2019, the Company had remaining authorization to purchase 864,618 additional shares.

Conference Call Information
Applied will host its quarterly conference call for investors and analysts at 10 a.m. ET on April 26, 2019. Neil A. Schrimsher - President & CEO, and David K. Wells - CFO will discuss the Company's performance. A supplemental investor deck detailing latest quarter results is available for reference on the investor relations portion of the Company’s website at www.applied.com. To join the call, dial 877-311-4351 (toll free) or 614-999-9139 (for International callers) using conference ID 3378626. A live audio webcast can be accessed online through the investor relations portion of the Company's website at www.applied.com. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 (International) using conference ID 3378626.

About Applied®
Founded in 1923, Applied Industrial Technologies is a leading distributor of bearings, power transmission products, engineered fluid power components and systems, specialty flow control solutions, and other industrial supplies, serving MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber, fluid power, and flow control shop services. Applied also offers storeroom services and inventory management solutions that provide added value to its customers. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “believe,” “guidance,” “outlook,” “expectations,” “will” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.
# # #

CONTACT INFORMATION

David K. Wells
Vice President - Chief Financial Officer & Treasurer
216-426-4755 / dwells@applied.com

Ryan D. Cieslak
Director - Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net Sales	$ 885,443	$ 827,665	$ 2,589,996	$ 2,175,553
Cost of sales	629,884	588,141	1,839,724	1,555,245
Gross Profit	255,559	239,524	750,272	620,308
Selling, distribution and administrative,
including depreciation	189,456	183,080	556,865	465,312
Intangible impairment	31,594	0	31,594	0
Operating Income	34,509	56,444	161,813	154,996
Interest expense, net	9,947	8,216	30,001	12,521
Other income, net	(1,256)	(1,291)	(549)	(2,022)
Income Before Income Taxes	25,818	49,519	132,361	144,497
Income Tax Expense	9,283	12,927	28,171	43,234
Net Income	$ 16,535	$ 36,592	$ 104,190	$ 101,263
Net Income Per Share - Basic	$ 0.43	$ 0.95	$ 2.69	$ 2.61
Net Income Per Share - Diluted	$ 0.42	$ 0.93	$ 2.66	$ 2.58
Average Shares Outstanding - Basic	38,643	38,674	38,701	38,775
Average Shares Outstanding - Diluted	39,039	39,286	39,222	39,272

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1)
Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

2)
As a result of the continued decline in the oil & gas industry in Western Canada, the Company performed an impairment analysis for certain long-lived intangible assets related to the Company's Reliance upstream oil & gas operations in Canada during the quarter ended March 31, 2019.  As a result of this test, the Company determined that the net book values of these long-lived intangible assets were impaired and recognized a non-cash impairment charge of $31.6 million.  The Company also recorded a valuation allowance against its Canadian deferred tax assets of $3.8 million.

3)
In the quarter ending March 31, 2019, the Company incurred certain restructuring charges primarily for oil & gas operations. Total restructuring charges reduced gross profit for the quarter by $0.7 million and operating income by $2.3 million.

4)
On March 5, 2019, the Company acquired substantially all of the net assets of MilRoc Distribution and Woodward Steel for a purchase price of $35.0 million. MilRoc Distribution is an Oklahoma-based distributor of oilfield specific products, namely pumps and valves, as well as equipment repair services and industrial trailer parts to the oil & gas industry. Woodward Steel is an Oklahoma-based steel supplier to the oil & gas and agriculture industries. MilRoc Distribution and Woodward Steel are both included in the Service Center Based Distribution segment.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2019	2018

Assets
Cash and cash equivalents	$ 47,367	$ 54,150
Accounts receivable, less allowances of $13,055 and $13,566	574,468	548,811
Inventories	454,555	422,069
Other current assets	49,380	32,990
Total current assets	1,125,770	1,058,020
Property, net	123,240	121,343
Goodwill	661,195	646,643
Intangibles, net	378,844	435,947
Other assets	33,761	23,788
Total Assets	$ 2,322,810	$ 2,285,741

Liabilities
Accounts payable	$ 240,339	$ 256,886
Current portion of long-term debt	44,163	19,183
Other accrued liabilities	132,055	156,482
Total current liabilities	416,557	432,551
Long-term debt	937,536	944,522
Other liabilities	85,869	93,705
Total Liabilities	1,439,962	1,470,778
Shareholders' Equity	882,848	814,963
Total Liabilities and Shareholders' Equity	$ 2,322,810	$ 2,285,741

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(In thousands)

	Nine Months Ended March 31,

	2019	2018

Cash Flows from Operating Activities
Net income	$ 104,190	$ 101,263
Adjustments to reconcile net income to net cash provided
by operating activities:
Intangible impairment	31,594	0
Depreciation and amortization of property	15,045	12,721
Amortization of intangibles	31,823	21,326
Amortization of stock appreciation rights and options	1,831	1,479
Gain on sale of property	(258)	(246)
Other share-based compensation expense	3,716	3,481
Changes in assets and liabilities, net of acquisitions	(106,367)	(91,642)
Other, net	(4,408)	(504)
Net Cash provided by Operating Activities	77,166	47,878
Cash Flows from Investing Activities
Property purchases	(11,711)	(17,898)
Proceeds from property sales	649	714
Acquisition of businesses, net of cash acquired	(37,526)	(778,149)
Other	391
Net Cash used in Investing Activities	(48,197)	(795,333)
Cash Flows from Financing Activities
Net borrowings (repayments) under revolving credit facility	(500)	87,500
Long-term debt borrowings	175,000	780,000
Long-term debt repayments	(156,803)	(120,488)
Debt issuance costs	(775)	(3,298)
Purchases of treasury shares	(11,158)	(22,778)
Dividends paid	(35,254)	(34,190)
Acquisition holdback payments	(2,609)	(318)
Taxes paid for shares withheld for equity awards	(3,369)	(1,498)
Exercise of stock appreciation rights and options	(2)	5
Net Cash (used in) provided by Financing Activities	(35,470)	684,935
Effect of Exchange Rate Changes on Cash	(282)	986
Decrease in cash and cash equivalents	(6,783)	(61,534)
Cash and cash equivalents at beginning of Period	54,150	105,057
Cash and Cash Equivalents at End of Period	$ 47,367	$ 43,523

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net Income	$ 16,535	$ 36,592	$ 104,190	$ 101,263
Interest expense, net	9,947	8,216	30,001	12,521
Income tax expense	9,283	12,927	28,171	43,234
Depreciation and amortization of property	5,026	4,713	15,045	12,721
Amortization of intangibles (including impairment)	41,505	9,800	63,417	21,326
EBITDA	$ 82,296	$ 72,248	$ 240,824	$ 191,065

SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting EBITDA (Earnings from operations before Interest, Taxes, Depreciation, and Amortization), a non-GAAP financial measure. EBITDA excludes items that may not be indicative of core operating results.  The Company believes that this non-GAAP measure provides meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provides a better baseline for analyzing trends in our underlying businesses.  Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies' non-GAAP financial measures having the same or similar names.  EBITDA should not be considered in isolation or as a substitute for reported results.  This non-GAAP financial measure reflects an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business.  The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
The reconciliation provided above reconciles net income, a GAAP financial measure with EBITDA, a non-GAAP financial measure.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net Income Per Share - Diluted	$ 0.42	$ 0.93	$ 2.66	$ 2.58
Adjustments:
FCX one-time costs	0	0.13	0	0.13
Canadian intangible impairment	0.60	0	0.59	0
Canadian tax valuation allowance	0.10	0	0.10	0
Restructuring costs	0.04	0	0.04	0
Adjusted Net Income Per Share	$ 1.16	$ 1.06	$ 3.39	$ 2.71

SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting Adjusted Net Income Per Share (Adjusted EPS), a non-GAAP financial measure. Adjusted EPS excludes items that may not be indicative of core operating results.  The Company believes that this non-GAAP measure provides meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provides a better baseline for analyzing trends in our underlying businesses.  Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies' non-GAAP financial measures having the same or similar names.  Adjusted EPS should not be considered in isolation or as a substitute for reported results.  This non-GAAP financial measure reflects an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business.  The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
The reconciliation provided above reconciles Net Income Per Share - Diluted, a GAAP financial measure with Adjusted Net Income Per Share (or Adjusted EPS), a non-GAAP financial measure.